UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2007

CB RICHARD ELLIS REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	333-127405	56-2466617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 South Flower Street, Suite 3100, Los Angeles, California 90071

(Address of principal executive offices)

(609) 683-4900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

We previously disclosed our acquisition of 602 Central Boulevard located in Coventry, England, United Kingdom (the “Property”) on Form 8-K filed on May 3, 2007. This Form 8-K was filed without the requisite financial information. Accordingly, we are filing this Form 8-K/A to include such financial information.

The Property was built in 2002 and consists of a three-story office building containing approximately 49,985 rentable square feet and a surface parking lot completed in 2002. The office building is currently a single tenant property that is 100% leased to Capita Business Services Limited, a subsidiary of The Capita Group plc, one of the UK’s largest business process outsourcing firms and the guarantor on the lease. This single tenant lease is for a term that is scheduled to expire on February 28, 2017 and encompasses net lease terms that transfer all of the properties non-financial operating and holding costs to the tenant.

Item 9.01	Financial Statements and Exhibits

(a)	Other Financial Information of Lessee

The following is pertinent financial data and other information about Capita Group plc, the guarantor of the single tenant lease:

The Capita Group Plc (Capita Group) is a public limited company incorporated in England and Wales, whose shares are publicly traded on the London Stock Exchange.

Capita Group operates in both the private and public sectors of business and is a leader in the market commonly known as the business process outsourcing (BPO) or the professional support services market. Capita Group provides administration, human resources, finance, treasury, customer service, and information and communications technology outsourcing services to its clients.

Capita Group employees over 27,800 people across the United Kingdom, Ireland, Channel Islands and India. Capita Group has an extensive infrastructure of business centers onshore in the United Kingdom, near-shore in the Channel Islands and Ireland and offshore in India, built over 2 decades which allows Capita Group to deliver services in the most appropriate and cost effective way.

The consolidated condensed financial information of Capita Group as of December 31, 2006 and 2005 and for the years ended December 31, 2006, 2005 and 2004 are as follows (In millions of US dollars):

Consolidated Condensed Balance Sheet Information (Unaudited):

	2006	2005
Current Assets	$792	$590
Non Current Assets	1,688	1,345
Current Liabilities	1,842	1,253
Net Equity	638	682

Consolidated Condensed Statements of Operations Information (Unaudited):

	2006	2005	2004
Revenue	$3,185	$2,623	$2,348
Operating Income	400	304	239
Income Before Tax	354	280	214
Net Income	256	196	138

Consolidated Condensed Statements of Cash Flow Information (Unaudited):

	2006	2005	2004
Cash Provided By Operating Activities	$397	$330	$187
Cash Used In Investing Activities	(217)	(301)	(174)
Cash (Used In) Provided By Financing Activities	(128)	(17)	116
Net Increase In Cash and Cash Equivalents	52	12	129

(b)	Pro Forma Financial Information

Pro Forma Condensed Consolidated Financial Statements:	4

Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2007	5

Pro Forma Condensed Consolidated Statement of Operations For the Three Months Ended March 31, 2007	6

Pro Forma Condensed Consolidated Statement of Operations For the Year Ended December 31, 2006	7

Notes to Pro Forma Condensed Consolidated Financial Statements	8-9

CB RICHARD ELLIS REALTY TRUST

Pro Forma Condensed Consolidated Statement of Operations

(Unaudited)

The following unaudited pro forma condensed consolidated statements of operations of CB Richard Ellis Realty Trust (the “Company”) including CBRE Operating Partnership, L.P., a consolidated subsidiary, for the three months ended March 31, 2007 and for the year ended December 31, 2006 are based on the historical consolidated statements of operations of CB Richard Ellis Realty Trust and the combined statement of revenues and certain expenses for the (i) 602 Central Blvd. property and (ii) 660 Dorothy property, 505 Century property and 631 International property (collectively, the “Texas Portfolio”) which had previously been acquired by the Company on January 9, 2006.

The unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2007 is presented as if the acquisitions of the 602 Central Blvd. property and the Texas Portfolio had taken place on January 1, 2006.

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2006 is presented as if the acquisitions of the 602 Central Blvd. property and the Texas Portfolio had taken place on January 1, 2006.

The unaudited pro forma consolidated balance sheet as of March 31, 2007 is presented as if the acquisition of the 602 Central Blvd. property had taken place on March 31, 2007.

The unaudited pro forma condensed consolidated balance sheet and statements of operations should be read in conjunction with the historical balance sheet and statements of operations of CB Richard Ellis Realty Trust and the statement of revenues and certain expenses of the Texas Portfolio along with the accompanying notes thereto.

The unaudited pro forma condensed consolidated statements of operations do not purport to represent our results of operations that would actually have occurred assuming the acquisitions of the 602 Central Blvd. property and the Texas Portfolio had occurred on January 1, 2006, nor do they purport to project our results of operations as of any future date or for any future period. There can be no assurance that such revisions or differences will not be material.

CB RICHARD ELLIS REALTY TRUST

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

March 31, 2007 (Unaudited)

(In thousands, except share data)

	CB Richard Ellis Realty Trust Historical	602 Central Blvd., Coventry, UK	Combined Company Pro Forma
	A	B
ASSETS
Net Investments in Real Estate	$70,195	$21,604	$91,799
Cash and Cash Equivalents	37,562	(12,803)	24,759
Accounts and Other Receivables	59	—	59
Deferred Rent	342	—	342
Acquired Above Market Leases	601	—	601
Acquired in Place Lease Value	10,847	2,465	13,312
Deferred Financing Costs	342	99	441
Lease Commissions	162	—	162
Other Assets	1,293	—	1,293

Total Assets	$121,403	$11,365	$132,768

LIABILITIES
Notes Payable	$34,975	$10,945	$45,920
Security Deposits	147	—	147
Accounts Payable and Accrued Expenses	1,043	—	1,043
Accrued Offering Costs to Related Parties	4,807	—	4,807
Distributions Payable	1,124	—	1,124
Acquired Below Market Leases	2,468	420	2,888
Investment Management Fees Payable to Related Party	237	—	237

Total Liabilities	44,801	11,365	56,166
MINORITY INTEREST	1,595	—	1,595
SHAREHOLDERS’ EQUITY
Common Stock, $.01 par value, 990,000,000 shares 10,836,326 issued and outstanding	108	—	108
Additional Paid-in-Capital	85,798	—	85,798
Accumulated Deficit	(10,899)	—	(10,899)

Total Shareholders’ Equity	75,007	—	75,007

Total Liabilities and Shareholders’ Equity	$121,403	$11,365	$132,768

CB RICHARD ELLIS REALTY TRUST

(Unaudited) Pro forma Condensed Consolidated Statements of Operations

For the Three Months Ended March 31, 2007

(In thousands, except share data)

	CB Richard Ellis Realty Trust Historical	602 Central Blvd., Coventry, UK	Combined Company Pro Forma
	AA	BB
REVENUES
Rental	$1,683	$400	$2,083
Tenant Reimbursements	485	4	489

Total Revenues	2,168	404	2,572

EXPENSES
Operating and Maintenance	223	4	227
Property Taxes	295	—	295
Interest	446	172	618
General and Administrative	223	—	223
Management Fees to Related Party	237	38	275
Depreciation and Amortization	1,143	263	1,406

Total Expenses	2,567	477	3,044

Interest and Other Income	264	—	264

LOSS BEFORE MINORITY INTEREST	(135)	(73)	(208)
MINORITY INTEREST	(3)	(2)	(5)

NET LOSS	$(132)	$(71)	$(203)

Basic and Diluted Net loss per Share	$(0.015)	—	$(0.023)
Weighted Average Common Shares Outstanding – Basic and Diluted	8,987,691	—	8,987,691

CB RICHARD ELLIS REALTY TRUST

(Unaudited) Pro forma Condensed Consolidated Statements of Operations

For the Year Ended December 31, 2006

(In thousands, except share data)

	CB Richard Ellis Realty Trust Historical	Texas Portfolio	602 Central Blvd., Coventry, UK	Combined Company Pro Forma
	CC	DD	EE
REVENUES
Rental	$6,630	$28	$1,494	$8,152
Tenant Reimbursements	1,830	9	15	1,854

Total Revenues	8,460	37	1,509	10,006

EXPENSES
Operating and Maintenance	901	4	15	920
Property Taxes	1,103	7	—	1,110
Interest	1,784	—	653	2,437
General and Administrative	851	1	—	852
Management Fees to Related Party	739	—	151	890
Class C Fee to Related Party	145	—	—	145
Depreciation and Amortization	4,618	21	982	5,621

Total Expenses	10,141	33	1,801	11,975

Interest and Other Income	255	—	—	255

(LOSS) INCOME BEFORE MINORITY INTEREST	(1,426)	4	(292)	(1,714)
MINORITY INTEREST	1,058	—	(6)	1,052

NET (LOSS) INCOME	$(2,484)	$4	$(286)	$(2,766)

Basic and Diluted Net loss per Share	$(0.35)	—	—	$(0.39)
Weighted Average Common Shares Outstanding – Basic and Diluted	7,010,722	—	—	7,010,722

CB RICHARD ELLIS REALTY TRUST

Notes to Pro Forma Condensed Consolidated Statement of Operations

(Unaudited)

(Dollar amount in thousands, except share data)

1.	Adjustments to Pro Forma Condensed Consolidated Balance Sheet

The adjustments to the pro forma condensed consolidated balance sheet of the Company as of March 31, 2007 are as follows:

(A)	Reflects the actual condensed consolidated balance sheet of the Company as of March 31, 2007.

(B)	The Company acquired a fee interest in 602 Central Blvd, a property located in Coventry, England, United Kingdom. The purchase price was £11,886,000 ($23,649,000 using the exchange rate of $1.99/£1.00) including transaction costs and acquisition fees. Upon closing, the Company paid its investment adviser, CBRE Advisors LLC, an acquisition fee in the amount of $221,340 (approximately equal to 1.00% of the £11,200,000 purchase price).

The acquisition was funded from proceeds of the Company’s initial public offering and mortgage financings. In connection with this acquisition on April 27, 2007, the Company entered into a £5,500,000 ($10,945,000 at an exchange rate of £1.99/$1.00) financing arrangement with the Royal Bank of Scotland. The loan is for a term of seven years and bears interest at a variable rate of interest based on the 3 month Libor rate plus margin and other costs of .67%, or currently at 6.35% per annum. In addition, the Company incurred deferred financing costs of $99,000 associated with obtaining this loan.

The 602 Central Boulevard acquisition is being accounted for under the purchase method of accounting. The total purchase price has been allocated to the assets acquired based upon their respective estimated fair values. A preliminary allocation of the $23,649,000 purchase price has been made to major categories of assets in the unaudited pro forma combined balance sheet as follows; $21,604,000 to investments in real estate (with allocations to building and building improvements of $17,685,000, site improvements of $319,000, and land of $3,600,000), $2,465,000 to acquire in place lease value, and $420,000 to acquired below market lease. The final allocation of the purchase price may result in significant differences from the pro forma amounts included in this unaudited pro forma combined financial information.

2.	Adjustments to Pro Forma Condensed Consolidated Statement of Operations

The adjustments to the pro forma condensed consolidated statement of operations of the Company for the three months ended March 31, 2007 are as follows:

(AA)	Reflects the historical condensed consolidated statement of operations for the three months ended March 31, 2007.

(BB)

Reflects the statement of operations for the three months ended March 31, 2007 for 602 Central Blvd. as if the property was acquired on January 1, 2006. The office building is 100% leased on a net lease term basis through February 28, 2017 to Capital Business Services Limited (the “Tenant”), a subsidiary of The Capita Group plc, one of the UK’s largest business process outsourcing firms and guarantor of the lease. The Tenant has a one time right to break the lease on February 28, 2010, provided Tenant has given the landlord not less than nine months prior written notice to the effect that Tenant intends to leave the property. Rental revenues are recorded on a straight line basis over the lease term and both revenues and expenses such as depreciation and amortization were calculated as if the property was acquired on January 1, 2006. The Company entered into a financing arrangement on April 27, 2007. The principal amount of $10,945,000 is due in total at the end of a term of seven years. Interest only payments are due quarterly based on a variable interest rate, currently 6.35%. For purposes of adjustment, the interest expense was reflected as if the debt had been issued on January 1, 2006.

The adjustments to the pro forma condensed consolidated statement of operations of the company for the year ended December 31, 2006 are as follows:

(CC)	Reflects the historical condensed consolidated statement of operations of the Company for the year ended December 31, 2006.

(DD)	Reflects the statement of operations for the year ended December 31, 2006 as if the Texas Portfolio were acquired on January 1, 2006. The Company acquired the Texas Portfolio consisting of three separate buildings on January 9, 2006. Rental revenues are recorded on a straight-line basis over the term of the lease, and both revenues and expenses, such as depreciation and amortization expense were calculated as though the properties constituting the Texas Portfolio were acquired on January 1, 2006.

(EE)	Reflects the statement of operations for the year ended December 31, 2006 for 602 Central Blvd. as if the property was acquired on January 1, 2006. Rental revenues are recorded on a straight line basis over the term of the lease, and both revenues and expenses such as depreciation and amortization were calculated as if the property was acquired on January 1, 2006. The Company entered into a financing arrangement on April 27, 2007. The principal amount of $10,945,000 is due in total at the end of a term of seven years. Interest only payments are due quarterly based on a variable interest rate, currently 6.35%. For purposes of adjustment, the interest expense was reflected as if the debt had been issued on January 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CB RICHARD ELLIS REALTY TRUST

July 10, 2007	By:	/s/ Laurie Romanak
	Name:	Laurie Romanak
	Title:	Senior Vice President, Chief Financial Officer and Secretary